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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-3 Registration Statement of our report on the consolidated financial statements of Hilton Hotels Corporation dated January 29, 2002 included with Hilton Hotels Corporation's Form 10-K for the year ended December 31, 2001 and to all references to our firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP Los Angeles, California May 16, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS